Exhibit 99.1

News Release

Ritchie Bros. receives TSX approval for Normal Course Issuer Bid
(Share Repurchase Program)

VANCOUVER, May 21, 2019 – Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA, the “Company” or “Ritchie Bros.”) announces today that it has obtained the approval of the Toronto Stock Exchange (the “TSX”) to commence a normal course issuer bid (“NCIB”). The NCIB will allow the Company to use its share repurchase program to primarily neutralize share dilution from options.

NCIB Details

The NCIB will commence on May 23, 2019 and will terminate on May 22, 2020 or on such earlier date as the Company may complete its purchases thereunder or as it may otherwise determine. Under the NCIB, the Company may purchase up to the lesser of 5,449,204 common shares (such amount representing 5% of the common shares of the Company issued and outstanding as of May 10, 2019) and that number of common shares worth an aggregate of US$100 million. Furthermore, subject to certain exemptions for block purchases, the maximum number of its common shares that the Company may purchase on any one trading day on the TSX is 31,957 common shares, such amount representing 25% of the average daily trading volume of the common shares of the Company on the TSX alone for the six calendar months ended April 30, 2019.

As of May 10, 2019, 108,984,083 common shares of the Company were issued and outstanding. All common shares of the Company purchased under the new NCIB will be cancelled.

The Company believes that purchasing its common shares for cancellation to mitigate dilution from options represents an appropriate and desirable use of available funds.

The Company’s common shares under the NCIB may be purchased through a combination of an automatic repurchase plan (the “Purchase Plan”), as well as at management’s discretion in compliance with regulatory requirements and given market, cost and other considerations. Under the Purchase Plan, the Company’s broker may repurchase shares under the NCIB at any time including, without limitation, when the Company would ordinarily not be permitted to do so due to regulatory restrictions or self-imposed blackout periods. Purchases will be made by the Company’s broker based upon the parameters prescribed by the TSX, applicable Canadian and U.S. securities laws and the terms of the parties' written agreement.

Purchases under the NCIB may be made at the then current market price of the Company’s common shares through the facilities of the TSX, the New York Stock Exchange (the “NYSE”) or alternative trading platforms in Canada or the United States by means of open market transactions or by such other means as may be permitted by the TSX and applicable Canadian and U.S. securities laws.

There can be no assurance as to the precise number of common shares that will be repurchased under the NCIB, or the aggregate dollar amount of the common shares purchased. The Company may discontinue purchases at any time, subject to compliance with applicable regulatory requirements.

About Ritchie Bros.

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a number of sectors, including construction, transportation, agriculture, energy, oil and gas, mining, and forestry, the company’s selling channels include: Ritchie Bros. Auctioneers, the world’s largest industrial auctioneer offers live auction events with online bidding; IronPlanet, an online marketplace with featured weekly auctions and providing the exclusive IronClad Assurance® equipment condition certification; Marketplace-E, a controlled marketplace offering multiple price and timing options; Mascus, a leading European online equipment listing service; and Ritchie Bros. Private Treaty, offering privately negotiated sales. The company’s suite of multichannel sales solutions also includes RB Asset Solutions, a complete end-to-end asset management and disposition system. Ritchie Bros. also offers sector-specific solutions including GovPlanet, TruckPlanet, and Kruse Energy Auctioneers, plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about Ritchie Bros., visit RitchieBros.com.

Forward-looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding the NCIB, potential share repurchases, investment opportunities, cash flows and dividends. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond the Company’s control, including the numerous factors that influence the supply of and demand for used equipment; economic and other conditions in local, regional and global sectors; the Company’s ability to successfully integrate IronPlanet, and to receive the anticipated benefits of the IronPlanet acquisition; and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which is available on the SEC, SEDAR, and Company websites. The foregoing list is not exhaustive of the factors that may affect the Company’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward looking statements are made as of the date of this news release and the Company does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward looking statements.

For further information, please contact:

Zaheed Mawani

Vice President, Investor Relations

Phone: 1.778.331.5219

Email: zmawani@ritchiebros.com